AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 25, 2010

Registration No. 333-144414

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 6

TO

FORM S-11

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Wells Real Estate Investment Trust II, Inc.

(Exact name of registrant as specified in its charter)

6200 The Corners Parkway

Norcross, Georgia 30092

(770) 449-7800

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

E. Nelson Mills

President

Wells Real Estate Investment Trust II, Inc.

6200 The Corners Parkway

Norcross, Georgia 30092

(770) 449-7800

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Robert H. Bergdolt, Esq.

DLA Piper LLP (US)

4141 Parklake Avenue, Suite 300

Raleigh, North Carolina 27612-2350

(919) 786-2000

Approximate date of commencement of proposed sale to public: This post-effective amendment deregisters all of the securities that remain unsold under the registration statement as of the date hereof other than those securities registered under the registrant’s dividend reinvestment plan.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if smaller reporting company)	Smaller Reporting Company	☐

This Post-Effective Amendment No. 6 to the Registration Statement on Form S-11 (Registration No. 333-144414) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

DEREGISTRATION OF SHARES

In accordance with the undertaking of Wells Real Estate Investment Trust II, Inc. (the “Company”) set forth in its registration statement on Form S-11 (File No. 333-144414) declared effective October 1, 2008 (the “Registration Statement”), the Company is filing this Post-Effective Amendment No. 6 to the Registration Statement to deregister 210,831,851 unsold primary offering shares of its common stock. Pursuant to this Registration Statement, the Company registered 300,000,000 shares of common stock for its primary offering and 75,000,000 shares of common stock for its dividend reinvestment plan offering. By filing this Post-Effective Amendment No. 6 to the Registration Statement, the Company hereby terminates the primary offering of shares on this Registration Statement. The Company continues to offer from time to time the dividend reinvestment plan shares registered on this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on August 25, 2010.

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

By:	/s/ Douglas P. Williams
Douglas P. Williams
Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

* E. Nelson Mills	President and Director (Principal Executive Officer)	August 25, 2010

/s/ Douglas P. Williams Douglas P. Williams	Executive Vice President, Secretary, Treasurer and Director (Principal Financial and Accounting Officer)	August 25, 2010

* Leo F. Wells, III	Director	August 25, 2010

* Charles R. Brown	Director	August 25, 2010

* Richard W. Carpenter	Director	August 25, 2010

* Bud Carter	Director	August 25, 2010

* John L. Dixon	Director	August 25, 2010

* George W. Sands	Director	August 25, 2010

* Neil H. Strickland	Director	August 25, 2010

* By:	/s/ Douglas P. Williams
Douglas P. Williams
Executive Vice President
Attorney-In-Fact